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                                                                   EXHIBIT 10.10

                             FINDERS' FEE AGREEMENT


                     THIS AGREEMENT dated April 4th, 1996.

BETWEEN:

          KWIKSTAR COMMUNICATIONS LTD., a body corporate with an office in the City of Vancouver, in the Province of British Columbia (herein called the "Corporation")
                                                               OF THE FIRST PART

                                    - and -

          667794 ALBERTA LTD., a body corporate with an office in the City of Edmonton, in the Province of Alberta (herein called "Altaco")
                                                              OF THE SECOND PART


     WHEREAS the Corporation is a junior capital pool company for the purposes of Alberta Securities Commission Policy 4.11 and Circular No. 7 of The Alberta Stock Exchange Policies and Procedure Manual (collectively, the "Policy"); and

     WHEREAS the Corporation must complete a Major Transaction as prescribed by the Policy; and

     WHEREAS Lynn Patterson introduced the Corporation to Digital Courier International Inc. ("DCI"), and the Corporation intends to use the acquisition of DCI as its Major Transaction, and the Corporation agreed to issue to Lynn Patterson or his designated nominee common shares in the capital of the Corporation as consideration therefor on the terms and conditions hereinafter set forth;

     WHEREAS Lynn Patterson has designated Altaco his nominee and Altaco has agreed to accept the common shares of Kwikstar upon the terms set forth herein;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants of the parties hereinafter provided, the parties hereto agree as follows:

1. (a) In compliance with the Corporation's previous commitment and as consideration in full for introducing the Corporation to DCI, the Corporation shall issue to Altaco as a finder's fee and Altaco shall accept as a finder's fee 231,669 common shares in the capital of the Corporation (the "Shares") at an issue price of $0.22 per Share;

     (b) The Shares shall be issued as fully paid and non-assessable common shares in the capital of the Corporation.
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2.   The obligation of the Corporation to issue the Shares pursuant to this
Agreement is subject to the fulfilment of each of the following conditions:

     (a) the approval of this transaction, the transactions contemplated by the Share Purchase Agreements (as defined in the Information Circular of the Corporation dated January 30, 1996) by the Alberta Securities Commission (the "ASC"), The Alberta Stock Exchange and any other relevant governmental or regulatory authority or agency; and

     (b) the closing of the Share Purchase Agreements (as defined in the Information Circular of the Corporation dated January 30, 1996).

3. Altaco acknowledges that the Shares are being issued pursuant to exemptions from registration and prospectus requirements of applicable securities legislation, and that Altaco may not resell the Shares except in accordance with limited exemptions under applicable securities legislation.

4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

5. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6. This Agreement constitutes the entire agreement between the parties and there are no statements, representations, warranties, undertakings or agreements, written or oral, express or implied between the Parties hereto except as herein set forth.

7. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement and the execution and delivery of counterparts of this Agreement by telecopier by any party shall be binding upon the parties hereto.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

KWIKSTAR COMMUNICATIONS LTD.        667794 ALBERTA LTD.


Per: /s/ Douglas E. Ford            Per: /s/ Lynn Patterson
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                                             Lynn Patterson, President

Per:
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